UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

14701 Charlson Road

Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 937-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CHRW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 23, 2020, Kermit R. Crawford was elected to the Board of Directors of C.H. Robinson Worldwide, Inc. (the “Company”) effective immediately, filling a new position on the Board of Directors, and he will serve on each of the Governance and Compensation Committees of the Board of Directors. Most recently, Mr. Crawford served as President and Chief Operating Officer at Rite Aid Corporation from October 2017 to March 2019. Prior to his tenure at Rite Aid Corporation, Mr. Crawford served as a healthcare adviser and consultant for Sycamore Partners from 2015 to 2017. Prior to that, he served as Executive Vice President and President of Pharmacy, Health and Wellness for Walgreen Company from 2011 to 2014 and as Executive Vice President and Senior Vice President of Pharmacy Services from 2007 to 2011. Mr. Crawford currently serves on the board of directors for TransUnion and The Allstate Corporation. In connection with his election, Mr. Crawford will be receiving the standard director compensation as referenced in the Company’s proxy statement for its 2020 annual meeting of stockholders.

A copy of the press release announcing Mr. Crawford’s appointment to the board is furnished, but not filed, as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

No.	Description

99.1	Press Release dated September 28, 2020

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell
Chief Legal Officer and Secretary